Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan of our report dated March 16, 2009, appearing in the Annual Report on Form 10-K of VSB Bancorp, Inc. for the year ended December 31, 2008.

/s/Crowe Horwath LLP
Livingston, New Jersey
March 24, 2009